FOR RMA Tax Free Fund

For filing period ended December 31, 1996    Exhibit 77M
File number 811-3504

The Combined Proxy Statement and Prospectus (the "Proxy Statement") included in the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission through EDGAR on September 9, 1996, (Accession No. : 0000898432-96-000389),is incorporated herein by reference in response to this Sub-Item. The transaction described in the Proxy Statement was consummated on November 26, 1996. Pursuant to state law, no vote of the Registrant's shareholders was required. Actions required by applicable state law, such as the registration of additional shares of the Registrant under certain Blue Sky laws, either have been or will be effected in accordance with such laws.



    FOR RMA Tax Free Fund

For filing period ended December 31, 1996    Exhibit 77Q(1)
File number 811-3504

The Combined Proxy Statement and Prospectus (the "Proxy Statement") included in the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission through EDGAR on September 9, 1996, (Accession No. : 0000898432-96-000389), is incorporated herein by reference in response to this Sub-Item.